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                                                                                                            Exhibit 11
                                            RISCORP, INC. AND SUBSIDIARIES

                                      Statement Re Computation of Per Share Loss
                                  (in thousands, except share and per share amounts)


                                                                                            Three Months Ended March 31
                                                                                       ---------------------------------------
                                                                                             2000                  1999
                                                                                       -----------------     -----------------
                                                                                         (Unaudited)            (Unaudited)

Net loss                                                                               $        (124)        $         (839)
                                                                                       =============         ==============

Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                                          36,868,114             36,868,114
     Restricted stock vested                                                               1,054,167                479,167
                                                                                       -------------         --------------
    Weighted average common shares outstanding - (basic)                                  37,922,281             37,347,281
                                                                                       =============         ==============

     Weighted average common and common share
           equivalents outstanding - (diluted)                                            37,922,281             37,347,281
                                                                                       =============         ==============
Net loss per common share--basic                                                       $       (0.00)        $        (0.02)
                                                                                       ==============        ==============

Net loss per common share--diluted                                                     $       (0.00)        $        (0.02)
                                                                                       =============         ==============




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